UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2005

Date of Report (Date of earliest event reported)

NESTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-12965	13-3163744
(Commission file number)	(IRS employer identification number)

42 ORIENTAL STREET, THIRD FLOOR

PROVIDENCE, RHODE ISLAND 02908

(Address of principal executive offices)

(401) 274-5658

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On June 22, 2005, we filed a Current Report on Form 8-K to report that each of James S. Bennett, Robert G. Flanders, Jr., William J. Gilbane, Jr., and Donald R. Sweitzer (each a “Former Director” and collectively, the “Former Directors”), each a director of Nestor, Inc. ( the “Company”) notified the Company that he refused to stand for re-election to the Board of Directors at the Annual Meeting of Stockholders to be held on June 23, 2005.

This Amendment No. 1 on Form 8-K/A amends that Current Report to supplement the description of the circumstances representing the disagreement that the Company believes caused the Former Directors’ refusal to stand for re-election.

The fundamental disagreements with the Chief Executive Officer expressed by the Former Directors were differences over personnel management and communications with the Board of Directors. With respect to personnel management, the Former Directors believed that various personnel decisions were handled in a manner that raised concerns over effective operations. With respect to communications with the Board, the Former Directors believed that there should have been more timely communication to Board members regarding business developments; the Company believes that management did communicate timely with the Board of Directors.

Specific personnel decisions over which the Former Directors raised such concerns were the promotion of Tadas Eikinas to Chief Operating Officer, the reassignment of Nigel Hebborn from Chief Operating Officer to Executive Vice President, the selection of Harold A. Joannidi as Chief Financial Officer and the hiring of a sales representative.

Messrs. Eikinas, Hebborn and Joannidi were elected to their current positions as Chief Operating Officer, Executive Vice President and Chief Financial Officer, respectively, by the unanimous vote of the Company’s Board at a meeting on March 25, 2005. All of the directors of the Company were present for the votes on Messrs. Eikinas and Hebborn and all of the directors were present for the vote on Mr. Joannidi except for Mr. Flanders, who joined the meeting after the vote on Mr. Joannidi was taken.

The Former Directors were concerned over the rapidity with which the Board was asked to make its decisions. Mr. Danzell’s recommendation to promote Mr. Eikinas and change Mr. Hebborn’s responsibilities was made to the Compensation Committee at a meeting on March 24, 2005 and communicated informally to the rest of the Board that evening at a Board dinner. At the Board meeting the following day, Mr. Danzell discussed his recommendation with the Board and a vote was taken, resulting in the unanimous election of Mr. Eikinas as Chief Operating Officer and Mr. Hebborn as Executive Vice President. As previously noted, all members of the Board were present for that vote.

At the March 24, 2005 Compensation Committee meeting, Mr. Flanders, the Committee Chair, informed the Committee that Claire Iacobucci, the Company’s then Chief Financial Officer was stepping down from the Chief Financial Officer position to take a more limited role with the Company for personal reasons. Mr. Danzell informed the Committee that two candidates for CFO were to meet the Board and that he would ask for the Board to select one of the candidates to replace Ms. Iacobucci. Mr. Joannidi, the candidate eventually selected by the Board, met the Board that evening at the Board dinner. The other candidate met the Board at breakfast the following day, before the Board meeting. At the Board meeting, Mr. Danzell and the Board discussed the two candidates and a vote was taken, resulting in the unanimous election of Mr. Joannidi as Chief Financial Officer. As previously noted, Mr. Flanders was not present for that vote, having joined the meeting after that vote was taken.

In June 2005, the Company hired a sales representative who had been employed as a corporate lawyer by the corporation of which one of the Former Directors is an executive officer. The Former Directors were concerned that the sales representative had no previous sales experience and that the Former Director was not informed of the decision by the Company. The hiring of the sales representative was not voted on by the Board. The Company notes that all sales hiring decisions are made by the Company’s management without a Board vote.

Specific developments over which the Former Directors raised concerns regarding timely communications to Board members were risks to, and delays in, the schedule of installations of contracted-for and awarded CrossingGuard red light enforcement systems and the concomitant revisions to internal forecasts and decisions regarding the deployment of resources to be used in implementing the Company’s speed enforcement products.

It is the Company’s practice to present estimates of installation schedules for CrossingGuard red light enforcement systems and revenue that such installations would generate to the Board at each quarterly Board meeting. Such estimates are based on contracts entered into by the Company, contract bids awarded to the Company and discussion with local officials responsible for the red light enforcement systems. The Former Directors believed that the risks inherent in the assumptions underlying such estimates should have been more clearly articulated when such estimates were presented to the Board and that when management realized that such estimated schedules were not going to be met, the Board should have been informed, and revised forecasts provided to the Board, before the next quarterly meeting.

With respect to decisions made by management in implementing the Company’s speed enforcement products, the Board was informed of the Company’s progress in developing its speed products at each quarterly Board meeting. The Former Directors believed that decisions regarding the deployment of resources to be used in implementing the Company’s speed enforcement products should have been communicated to the Board more frequently than the quarterly Board meetings. In particular, the Former Directors believed that the decision to order speed detection equipment and vehicles for demonstration purposes and in anticipation of orders made after the March 25, 2005 Board meeting should have been communicated to the Board before, or contemporaneously with the placing of those orders.

The Former Directors believed that as a result of these disagreements they were no longer able to work effectively with the Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESTOR, INC. (Registrant)

By:	/S/ HAROLD A. JOANNIDI
Harold A. Joannidi Treasurer and Chief Financial Officer

Dated: November 23, 2005